NEWS RELEASE for September 6, 2005

Contact:      Paul T. Anthony                                      [LOGO]
              Chief Financial Officer                              AUXILIO
              Auxilio, Inc.
              (949) 614-0700

               Auxilio, Inc. Announces 2005 Second Quarter Results

      Mission  Viejo,  California  - September 6, 2005 - Auxilio,  Inc.  (OTCBB:
AUXO), a provider of Document Image Management services for Healthcare, reported today financial results for the quarter ended June 30, 2005.

      As a result of the company's acquisition of the Mayo Group on April 1, 2004, the condensed consolidated financial statements for the six months ended June 30, 2004, are not comparable to the condensed consolidated financial statements for the six months ended June 30, 2005. Our sale of our HR software products to Workstream in March 2004 completed our exit from the previous business model.

      Total revenues for the second quarter of 2005 were $1.2 million compared with $4.6 million for the second quarter of 2004, which was included in the income from discontinued operations Net loss was $0.8 million in the second quarter of 2005 compared to net income from continuing operations of $0.6 million in the second quarter of 2004. Net income for the second quarter of 2004 after income from discontinued operations was $0.6 million. Basic and fully diluted loss per share for the second quarter of 2005 was $0.05 compared with basic and fully diluted income per share from continuing operations of $0.04 for the second quarter of 2004. Basic and fully diluted income per share for the second quarter of 2004 after income from discontinued operations was $0.04.

      "Revenue was exceptionally strong during the second quarter of 2004 due to one large transaction. We were happy with the results for the second quarter of 2005, we rolled out our full complement of Document Image Management Services to the San Clemente Campus of Saddleback Memorial Medical Center in Laguna Hills, CA.", stated Joseph J. Flynn, Chairman and CEO of Auxilio, Inc. "Our continued investment in business development has significantly increased the number of hospitals we are assessing and proposing to on the East Coast. This also falls right in line with our goals of national expansion. Although the sales cycle is still long, we believe the company is in an excellent position to increase market share over the next several quarters," added Flynn.

Investor Conference Call Information

      The company encourages all interested investors to join a conference call on which company management will discuss the financial results for the second quarter ended June 30, 2005. The call is scheduled at 4:00 p.m. EST / 1:00 p.m. PST on September 7, 2005. The phone number for the call is 800-967-7188 or 719-457-2636. A re-broadcast of the conference call will be available for two weeks at 888-203-1112 or 719-457-0820 Passcode 9734213.

About Auxilio, Inc.

      Auxilio, Inc. provides Document Image Management Services and related financial and business processes for major Healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce image output expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's Document Image Management programs guarantee our clients immediate measurable savings, a fully outsourced process, and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and health care systems. Customers served by Auxilio, Inc. include health systems such as St. Joseph's Health System, Memorial Health Services, Catholic Healthcare West and Huntington Memorial Hospital.

For more information, see the company's website at www.auxilioinc.com or contact:

Joseph Flynn
Chairman and CEO
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Phone: 949-614-0700
Fax: 949-614-0701
jflynn@auxilioinc.com
---------------------

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Quartely Report on Form
10-QSB for the quarter ended June 30, 2005 and in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's
Discussion and Analysis of Financial Condition and Results of Operations --Factors That May Affect Future Results" in both our Quarterly and Annual Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                          AUXILIO, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005
                                   (UNAUDITED)

                                     ASSETS
Current assets:
   Cash and cash equivalents                                               $  2,039,170
   Accounts and other receivables, net                                        1,243,363
   Prepaid and other current assets                                              38,545
   Supplies                                                                     445,797
   Investment in marketable securities                                           32,500
   Other investment                                                              52,728
                                                                           ------------
          Total current assets                                                3,852,103

Property and equipment, net                                                     204,179
Deposits                                                                         49,644
Intangible assets, net                                                          980,172
Goodwill                                                                      1,547,017
                                                                           ------------
          Total assets                                                     $  6,633,115
                                                                           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                   $  1,094,742
   Accrued compensation and benefits                                            485,719
   Deferred revenue                                                             460,244
   Current portion of long-term debt                                             17,228
   Current portion of capital lease obligations                                  25,137
   Note payable, related party                                                   15,750
                                                                           ------------
          Total current liabilities                                           2,098,820

Commitments and contingencies                                                        --

Stockholders' equity:
   Common stock, par value at $0.001, 33,333,333 shares
     authorized, 16,048,912 shares issued and outstanding                        16,050
   Additional paid-in capital                                                14,839,880
   Accumulated deficit                                                      (10,321,635)
                                                                           ------------
          Total stockholders' equity                                          4,534,295
                                                                           ------------
          Total liabilities and stockholders' equity                       $  6,633,115
                                                                           ============

                          AUXILIO, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                            Three Months                        Six Months
                                                           Ended June 30,                      Ended June 30,
                                                     -----------------------------     -----------------------------
                                                         2005             2004             2005             2004
                                                     ------------     ------------     ------------     ------------
Revenue                                              $  1,237,850     $  4,589,779     $  2,021,927     $  4,589,779
Cost of revenue                                           889,466        2,734,357        1,663,640        2,734,357
                                                     ------------     ------------     ------------     ------------
Gross profit                                              348,384        1,855,422          358,287        1,855,422
Operating expenses:
   Sales and marketing                                    468,920          642,271          908,175          642,271
   General and administrative                             525,752          592,293        1,010,093          642,364
   Intangible asset amortization                           93,368               --          186,736               --
                                                     ------------     ------------     ------------     ------------
    Total operating expenses                            1,088,040        1,234,564        2,105,004        1,284,635
                                                     ------------     ------------     ------------     ------------
Income (loss) from operations                            (739,656)         620,858       (1,746,717)         570,787

Other income (expense):
   Interest expense                                       (51,598)          (6,501)         (72,555)          (8,433)
   Interest income                                         11,300            1,689           13,511            2,136
   Gain (loss) on sale of marketable securities           (41,734)              --          362,061               --
                                                     ------------     ------------     ------------     ------------
          Total other income (expense)                    (82,032)          (4,812)         303,017           (6,297)
                                                     ------------     ------------     ------------     ------------

Income (loss) before provision for income taxes          (821,688)         616,046       (1,443,700)         564,490
Provision for income taxes                                     --               --           (3,200)          (2,400)
                                                     ------------     ------------     ------------     ------------
Net income (loss) from continuing operations             (821,688)         616,046       (1,446,900)         562,090

Income (loss) from discontinued operations,
   (including gain (loss) on disposal of
   ($93,750) and $674,942 for the three
   and six months ended June 30, 2004,
   respectively, net of tax benefit)                           --          (62,365)              --          540,895
                                                     ------------     ------------     ------------     ------------
Net income (loss)                                    $   (821,688)    $    553,681     $ (1,446,900)    $  1,102,985
                                                     ============     ============     ============     ============
Net income (loss) per share - basic:
  Income (loss) per share continuing operations      ($      0.05)    $       0.04     ($      0.10)    $       0.05
  Income (loss) per share discontinued operations              --            (0.00)              --             0.05
                                                     ------------     ------------     ------------     ------------
Net income (loss) per share - basic                  ($      0.05)    $       0.04     ($      0.10)    $       0.10
                                                     ------------     ------------     ------------     ------------
Net income (loss) per share - diluted:
  Income (loss) per share continuing operations      ($      0.05)    $       0.04     ($      0.10)    $       0.05
  Income (loss) per share discontinued operations              --            (0.00)              --             0.05
                                                     ------------     ------------     ------------     ------------
Net income (loss) per share - diluted                ($      0.05)    $       0.04     ($      0.10)    $       0.10
                                                     ------------     ------------     ------------     ------------
Number of weighted average shares -
    Basic                                              15,854,874       13,986,866       15,212,829       11,275,045
                                                     ------------     ------------     ------------     ------------
    Diluted                                            15,854,874       14,110,059       15,212,829       11,398,239
                                                     ------------     ------------     ------------     ------------